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                             CHESAPEAKE CORPORATION
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                                  NEWS RELEASE

                                                           For Immediate Release
                                                           ---------------------
                                                                   April 1, 2002

For media relations, call:
Joseph C. Vagi
Manager - Corporate Communications
(804) 697-1110

For investor relations, call:
Joel K. Mostrom
Vice President & Treasurer
(804) 697-1147


                     KEITH GILCHRIST NOMINATED FOR ELECTION
                       TO CHESAPEAKE'S BOARD OF DIRECTORS

RICHMOND, Va. - Chesapeake Corporation (NYSE: CSK) today announced that its board of directors has nominated executive vice president and chief operating officer Keith Gilchrist for election to the board. Election results will be announced at Chesapeake's annual shareholder meeting in Richmond, Va., on April 24, 2002.

         "Keith Gilchrist's leadership, extensive industry knowledge and strong operational background have played a key role in the success of our European specialty packaging business," said Thomas H. Johnson, chairman, president & chief executive officer of Chesapeake. "As we continue to grow our businesses globally, his insight will surely shape our organization in the years ahead."

         Mr. Gilchrist was appointed executive vice president and chief operating officer for Chesapeake in September 2001. He previously served as executive vice president-European Specialty Packaging for Chesapeake. Prior to that, Mr. Gilchrist was chief executive of Field Group plc, a European specialty packaging company acquired by Chesapeake in March 1999.

                                    - more -

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                                       -2-

         After joining Field Packaging at its Bradford, England plant in 1981, Mr. Gilchrist was appointed general manager of Field Packaging-Bradford two years later. In 1986, Mr. Gilchrist was promoted to chief executive for Field Packaging. In that role, he led Field through a period of significant growth leading up to the company's initial stock offering on the London Stock Exchange in 1993.

         Following Chesapeake's acquisition of Field, Mr. Gilchrist was instrumental in the expansion of Chesapeake's Paperboard Packaging segment from 17 facilities to 43 in the United Kingdom, Ireland, the Netherlands, Belgium, France, Spain, Germany and the United States.

         A native of Liverpool, England, Mr. Gilchrist received his Bachelor of Science degree in textile chemistry from Leeds University. He is a former chairman of the British Carton Association and the UK Paper Industry Materials Organisation.

         Chesapeake Corporation is a leading international supplier of value-added specialty paperboard and plastic packaging with headquarters in Richmond, Va. The company is one of Europe's premier suppliers of folding cartons, leaflets and labels, as well as plastic packaging for niche markets. Chesapeake has more than 50 locations in Europe, North America, Africa and Asia. The company's website address is www.cskcorp.com.

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